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                            INNOVASIVE DEVICES, INC.

                       1996 EMPLOYEE STOCK PURCHASE PLAN

                  As Amended and Resated as of July 14, 1999


 1.  PURPOSE.  The purpose of this Employee Stock Purchase Plan (the "Plan") is
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     to provide employees of Innovasive Devices, Inc., a Massachusetts corporation (the "Company"), and its subsidiaries, an opportunity to purchase Common Stock, $.0001 par value, of the Company (the "Shares").
     The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

 2.  ADMINISTRATION OF THE PLAN.  The Board of Directors (the "Board") or any
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     committee or persons to whom it delegates its authority (the
     "Administrator") shall administer, interpret and apply all provisions of the Plan. The Administrator may waive such provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any right granted under it.

 3.  ELIGIBLE EMPLOYEES.  Subject to the provisions of paragraphs 8, 9 and 10
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     below, any individual who is in the full-time employment (as defined below)
     of the Company or any of its subsidiaries (as defined in Section 424(f) of the Code), the employees of which are designated by the Board as eligible to participate in the Plan, is eligible to participate in any Offering of Shares (as defined in paragraph 4 below) made by the Company hereunder. Full-time employment shall include all employees whose customary employment is:

     (a)  at least 20 hours per week; and

     (b)  more than five months in the relevant calendar year.

 4.  OFFERING DATES.  From time to time the Company, by action of the Board,
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     will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering") on a date or series

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     of dates (each of which is an "Offering Date") designated for this purpose by the Board.

 5.  PRICES.  The price per share for each grant of rights hereunder shall be
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     the lesser of:

     (a) eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or

     (b) eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised. At its discretion, the Board may determine a higher price for a grant of rights.

     For purposes of this Plan, the term "fair market value" on any date means
     (i) the average (on that date) of the high and low prices for shares of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not listed on the Nasdaq National Market or on a national securities exchange. If the Common Stock is not publicly traded at the time a right is granted under this Plan, "fair market value" shall mean the fair market value of the Common Stock as determined by the Administrator after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of shares of the Common Stock in private transactions negotiated at arm's length.

 6.  EXERCISE OF RIGHTS AND METHOD OF PAYMENT.
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     (a)  Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board.

     (b) The method of payment for Shares purchased upon exercise or rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment, or both, as determined by the Board. No interest shall be paid upon payroll deductions unless specifically provided for by the Board.

     (c) Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly

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          returned to such employee by the Company after termination of the right to which the payment relates.

 7.  TERM OF RIGHTS.  Rights granted on any Offering Date shall be exercisable
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     upon the expiration of such period ("Offering Period"), as shall be determined by the Board when it authorizes the Offering, provided that such Offering Period shall in no event be longer than twenty-seven (27) months.

 8.  SHARES SUBJECT TO THE PLAN.  No more than 150,000 Shares may be sold
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     pursuant to rights granted under the Plan; provided, however, that
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     appropriate adjustment shall be made in such number, in the number of
     Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares which an employee may purchase (pursuant to paragraph 9 below) to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation will include provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

 9.  LIMITATIONS ON GRANTS.
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     (a)  No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Sections 423(b)(3) and 424(d) of the Code.

     (b) No employee shall be granted a right which permits his right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

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     (c)  No rights granted to participating employees under a single Offering shall cover more shares than may be purchased at an exercise price equal to 10% of the compensation payable to the employees during the Offering not taking into consideration any changes in the employee's rate of compensation after the date the employee elects to participate in the Offering, or such other maximum percentage of employees' compensation as determined by the Board from time to time.

 10.  LIMIT ON PARTICIPATION.  Participation in an Offering shall be limited to
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      eligible employees who elect to participate in such Offering in the manner and within the time limitation established by the Board when it authorizes the offering.

 11.  CANCELLATION OF ELECTION TO PARTICIPATE.  An employee who has elected to
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      participate in an Offering may, unless the employee has waived this cancellation right at the time of such election in a manner established by the Board, cancel such election as to all (but not part) of the rights granted under such Offering by giving written notice of such cancellation to the Company before the expiration of the Offering Period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee, without interest, upon such cancellation.

 12.  TERMINATION OF EMPLOYMENT.  Upon termination of employment for any reason,
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      including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee or to the employee's estate, without interest.

 13.  EMPLOYEE'S RIGHTS AS STOCKHOLDER.  No participating employee shall have
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      any rights as a stockholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Shares and a certificate representing such Shares has been issued.

 14.  RIGHTS NOT TRANSFERABLE.  Rights under the Plan are not assignable or
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      transferable by a participating employee and are exercisable only by the employee.

 15.  LIMITS ON SALE OF STOCK PURCHASED UNDER THE PLAN.  The Plan is intended to
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      provide shares of Common Stock for investment and not for resale.  The
      Company does not, however, intend to restrict or influence any employee in the conduct of his/her own affairs. An employee may, therefore, sell Shares

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      purchased under the Plan at any time the employee chooses, subject to compliance with any applicable Federal or state securities laws; provided, however, that because of certain Federal tax requirements, each employee agrees, by entering the Plan, to promptly give the Company notice of any Shares disposed of within two years after the date of grant of the applicable right, indicating the number of such Shares disposed of. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

 16.  AMENDMENTS TO OR DISCONTINUANCE OF THE PLAN.  The Board may at any time
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      terminate or amend this Plan without notice and without further action on the part of stockholders of the Company, provided:

      (a) that no such termination or amendment shall adversely affect the then existing rights of any participating employee;

      (b)  that any such amendment which:

            (i) increases the number of Shares subject to the Plan (subject to the provisions of paragraph 7);

           (ii) changes the class of persons eligible to participate under the Plan; or

          (iii) materially increases the benefits accruing to participants under the Plan shall be subject to approval of the stockholders of the Company.

 17.  EFFECTIVE DATE AND APPROVALS.  The Plan was adopted by the Board on April
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      2, 1996 and approved by the stockholders of the Company on April 23, 1996.
      The Company's obligation to offer, sell and deliver its Shares under the Plan is subject to any governmental authority required in connection with the authorized issuance or sale of such Shares and is further subject to the Company receiving the opinion of its counsel that all applicable securities laws have been complied with.

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 18.  TERM OF PLAN.  No rights shall be granted under the Plan after April 1,
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      2006.


      Date approved by the Board
      of Directors of the Company:        April 2, 1996

      Date approved by the
      Stockholders of the Company:        April 26, 1996

      Increase Authorized Shares
        to 150,000                        July 14, 1999

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